Exhibit 99.1

CONTACT:

Investors:

Erica E. Smith

Vice President, Investor Relations

Boston Private Financial Holdings, Inc.

(617) 912-3766

esmith@bostonprivate.com

Media:

Catharine Sheehan

Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

Boston Private Provides Updated Financial Information

Boston, July 9, 2007 / — Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) provided additional financial information relating to the acquisition of Charter Financial Corporation (“Charter”) completed on July 1, 2007, the issuance of $287.5 million of 3.00% Contingent Convertible Senior Notes due 2027 completed on July 5, 2007 and the associated 1.5 million share buy-back.

At closing of the Charter acquisition, Boston Private paid approximately $29.4 million in cash (including the value of the stock options of approximately $1.5 million) and an aggregate of approximately 1.5 million shares of Boston Private common stock for a total transaction value of $72.0 million.

Management estimates that Boston Private’s average fully diluted shares outstanding for the second quarter will be approximately 41.3 million.

Including the financial transactions executed in early July, Boston Private expects to have approximately 36.8 million and 41.4 million of average basic and average diluted shares outstanding for the third quarter, respectively.

Management anticipates that the impact of the Senior Notes offering will be to increase the Company’s consolidated net interest margin by approximately 4 to 6 basis points. The lower cost of funding, the impact of the share buyback, and related tax benefits are expected to impact the Company’s financial results, increasing earnings per share by approximately $0.09 to $0.10 per share on an annualized basis, or $0.02 per share in the third quarter of 2007.

Boston Private Wealth Management Group

Boston Private is a financial services company which owns independently-operated affiliates located in key geographic regions of the U.S. Boston Private’s affiliates offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company’s strategy is to enter new markets primarily through selected acquisitions, and then expand its wealth management business by way of organic growth. It makes investments in mid-size firms in demographically attractive areas, forming geographic clusters that represent the firm’s core competencies. Boston Private provides continuing assistance to its affiliates with strategic matters, marketing, compliance and operations.

Forward Looking Statements

Statements in this press release that are not historical facts are forward-looking statements as defined by United States securities laws. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, expected changes in net the cost of funds and related or other changes in net interest margin, the expected number of shares of common stock outstanding, expected earnings per share, earnings estimates, evaluation of acquisitions, prospects for long-term financial performance, prospects for growth in balance sheet assets and assets under management and advisory and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s investment advisory activities; interest rate changes which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that other goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.